EXHIBIT 10.2
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                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (the "AGREEMENT") is made and entered into as of February 1, 2007 (the "AGREEMENT DATE"), between Financial Industries Corporation, a Texas corporation (the "COMPANY"), and William Prouty (the "OPTIONEE").

                                    RECITALS:

         WHEREAS, in connection with the execution of the CEO Engagement Agreement, dated as of the date hereof and effective February 1, 2007 (the "CEO ENGAGEMENT AGREEMENT"), between the Company and the Optionee, the Company desires to grant the Optionee the options set forth herein to give him added incentive to advance the interests of the Company.

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the foregoing premises, the parties to this Agreement agree as follows:

         1. Grant. Subject to the terms and conditions set forth in this Agreement, the Company grants to the Optionee an option to purchase 150,000 shares (subject to adjustment as provided herein; as so adjusted, the "SHARES") of common stock, $0.20 par value (the "COMMON STOCK"), of the Company, at a price of $7.45 per share.

         2. Exercise. The Option is vested and exercisable as to 50% of the Shares as of the date hereof, and shall vest and become exercisable as to the remaining 50% of the Shares on June 21, 2007, if the Optionee is serving as CEO of the Company on such date, provided that in the event of a "Without Cause Termination," or a termination by the Optionee for "Good Reason" (each as defined in the CEO Engagement Agreement) the Option immediately shall become vested and exercisable as to 100% of the Shares. The vested Option may be exercised in whole or in part, from time to time, in accordance with this Agreement, by written notice to the Company at its principal executive office, which notice shall (a) specify the number of shares to be purchased and the applicable purchase price to be paid therefor; (b) if the person exercising this Option is not the Optionee himself, contain or be accompanied by satisfactory evidence of such person's right to exercise this Option; and (c) except in the case of a Cashless Exercise (as defined below), be accompanied by payment in full of the purchase price in cash or by a check to the order of the Company. Subject to Section 7(a), this Option shall expire on June 21, 2009.



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         As an alternative to paying the exercise price of the Option in cash as provided above, the Optionee, at his option, to the extent not prohibited by law or other applicable rule, may exercise the Option in whole or in part without further payment (a "CASHLESS EXERCISE") by surrendering the Optionee's rights to receive a portion of the Shares otherwise issuable in respect of such exercise, such surrendered Shares having a fair market value equal to the aggregate exercise price for the Shares for which the Option is being exercised, determined (A) if shares of Common Stock are then publicly traded, by reference to the closing sale price of a share of Common Stock on the most recent trading day preceding the date of exercise on which shares of Common Stock have traded, as reported by the principal securities exchange or quotation service on which such shares trade or are listed or quoted; or (B) if shares of Common Stock are not then publicly traded, quoted, or listed, by agreement of the Company and the Optionee, acting reasonably and in good faith, or failing agreement, by appraisal. Upon any such Cashless Exercise, the Optionee will receive in respect such exercise the excess of (1) the number of Shares to which the Optionee would otherwise be entitled upon such exercise, over (2) the number of Shares so surrendered.

         3. Investment Intent. The Optionee agrees that the shares of Common Stock acquired upon exercise of the Option shall be acquired for his own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering hereof within the meaning of the Securities Act of 1933, as amended (the "ACT"), or other applicable securities laws. If the Board of Directors of the Company (the "BOARD") so determines, any stock certificates issued upon exercise of the Option shall bear a legend to the effect that the shares have been so acquired. Except as provided in the CEO Engagement Agreement, the Company shall not be required to, bear any expenses of complying with the Act, other applicable securities laws, or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of the Option or any shares of Common Stock acquired upon the exercise thereof. The Optionee will not transfer the shares acquired pursuant to the Option unless (a) the Company previously shall have been furnished with an opinion of counsel, satisfactory to it, to the effect that such transfer will not involve any violation of the Act or other applicable securities laws, or (b) the shares shall have been duly registered in compliance with the Act and other applicable securities laws.

         4. Transferability. The Option shall not be transferable except by will or by the laws of descent and distribution. During the Optionee's lifetime, the Option may be exercised only by him. No assignment or transfer of the Option, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by will or by the laws of descent or distribution, shall vest in the assignee or transferee any interest or right whatsoever in the Option. Notwithstanding anything to the contrary, the Optionee may, however, assign the right to exercise any or all of the Option to DLB Capital Fund FNIN, LLC, a Delaware limited liability company (the "FUND"), but the Option shall remain subject to the terms and conditions applicable to Optionee.



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         5.       No Rights as Stockholder. The Optionee shall not have any
rights as a stockholder of the Company with respect to any of the shares subject to the Option, except to the extent that such shares shall have been purchased and transferred to him. The Company shall not be required to issue or transfer any certificates for shares purchased upon exercise of the Option until all applicable requirements of law have been complied with and, if such shares have been registered pursuant to Paragraph 3 hereof, such shares shall have been duly listed on any securities exchange on which the Common Stock may then be listed.

         6. No Right to Continued Engagement. The Option shall not confer on the Optionee any right to continue in the service of the Company or any of its subsidiaries or affect the right of the Company or any subsidiary to terminate Optionee's engagement at any time, subject to the provisions of the CEO Engagement Agreement; and nothing contained in this Agreement shall be deemed a waiver or modification of any provision contained in the CEO Engagement Agreement. The Option shall not affect the right of the Company or any parent or subsidiary thereof to reclassify, recapitalize, or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, wind up, or otherwise reorganize.

         7.       Termination of Engagement.

         (a) If the Optionee ceases to be engaged by the Company for any reason other than Cause (as defined in the CEO Engagement Agreement), the Option shall expire one year after the date of termination, unless it shall have expired earlier pursuant to its terms; provided, however, that there shall be no acceleration of vesting of the Option and any unvested portion of the Option shall expire immediately and become null and void (except as provided in the first sentence of Section 2 in the event of a "Without Cause Termination" or a termination by the Optionee for "Good Reason"). In the event of an Optionee's death prior to such expiration, this Option may be exercised by the legal representatives of the Optionee, any persons to whom this Option is transferred by will or by the laws of descent and distribution or, if applicable, the Fund, to the extent that the Optionee would have been entitled to exercise this Option at the date of his death. The shares acquired under the foregoing provision shall be subject to this Agreement and the transferee shall execute such agreements as the Company reasonably requires to evidence that the transferee is bound by this Agreement. In the event of the Optionee's disability or retirement prior to such expiration, this Option may be exercised by the Optionee, his legal representatives, or, if applicable, the Fund, to the extent that the Optionee was entitled to exercise the Option at the date of the termination of the Optionee's engagement due to disability or retirement.

         (b) If the Company terminates the Optionee's engagement for Cause (as defined in the CEO Engagement Agreement), then this Option shall expire on the date of termination of the engagement, unless it shall have expired earlier pursuant to its terms.



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         8.       Antidilution Adjustment. In the event of any change in the number of outstanding shares of Common Stock effected without receipt of consideration therefor by the Company by reason of a stock dividend or stock split, the number of shares of Common Stock subject to this Option and the exercise price shall be automatically adjusted to accurately and proportionately reflect the effect of such change, provided that any fractional share resulting from such adjustment may be eliminated. For the avoidance of doubt, the sale by Investors Life Insurance Company of North America ("INVESTORS LIFE") of shares of the Company held by Investors Life shall not trigger any anti-dilution or other adjustment to the number of shares of the Company for purposes of this Agreement.

         9. Dissolution or Merger. If there occurs a Change of Control Transaction, then the Option shall fully vest, but on exercise of the Option, the Optionee shall have the right to receive, instead of the shares of Common Stock issuable upon exercise thereof immediately prior to such dissolution, liquidation, merger, consolidation, or other transaction, the same types and amounts of securities, cash, and/or other property as the Optionee would have received if he had exercised the Option to the same extent immediately prior to such transaction and had continued to hold such securities, cash, and/or property until the time of such subsequent exercise.

         10. Governing Law. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law of Texas or any other jurisdiction. Subject to Section 11, the exclusive jurisdiction for any litigation arising under or in connection with this Agreement shall be Travis County, Texas (provided, that this limitation shall not apply if and to the extent that the courts in Travis County, Texas, do not have or do not accept jurisdiction over such litigation), and each party consents to personal jurisdiction in Travis County, Texas.

         11. Mandatory Arbitration. All claims, disputes, controversies, differences or misunderstandings between the parties arising out of, or by virtue of this Agreement or the interpretation of this Agreement which cannot be settled or resolved by the parties hereto shall be settled or determined by binding arbitration under the then-current rules of the American Arbitration Association. The exclusive jurisdiction for any such arbitration shall be Travis County, Texas, and each party consents to personal jurisdiction in Travis County, Texas. The arbitrator will apportion attorneys' fees and costs in his or her judgment. Either party may, however, seek injunctive relief in any court of competent jurisdiction, pending arbitration. Judgment based on the arbitrator's award may be entered in any court of competent jurisdiction.

         12. Withholding for Tax Purposes. The Company shall be entitled to withhold from any amounts to be paid to the Optionee or the Fund, and the Optionee or Fund shall reimburse the Company, for any federal, state, local, or foreign withholding or other taxes or charges that it is from time to time required to withhold.


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         13.      Notice. Whenever any notice is required or permitted
hereunder, such notice must be in writing and personally delivered, sent by telecopy, sent by mail, or sent by overnight courier. Any notice required or permitted to be delivered hereunder will be deemed to be delivered on the date that it is personally delivered; if sent by telecopy, on the date that it is electronically confirmed; if sent by overnight courier, or the next business day following the dates so sent; or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. The Company or Optionee may change, at any time and from time to time, by written notice to the other, the address that it or he or she had therefore specified for receiving notices. Until changed in accordance herewith, the Company and the Optionee specify their respective addresses as set forth below:

         Company:

         Financial Industries Corporation
         6500 River Place Boulevard
         Building I
         Austin, Texas 78730
         Attention:  General Counsel
         Facsimile No.: (512) 404-5051


         Optionee:

         Mr. William Prouty
         c/o DLB Capital
         187 Danbury Road
         Wilton, Connecticut 06897
         Facsimile No.: (203) 761-6776

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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as of the day and year first above written, and the optionee has hereunto set his hand.


                                            FINANCIAL INDUSTRIES CORPORATION


                                            By: /s/  Keith Long
                                               ---------------------------------
                                            Name: Keith Long
                                            Title: Chairman




                                            OPTIONEE:


                                                /s/  William Prouty
                                            ------------------------------------
                                            William Prouty













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